EXHIBIT 10.12

Second AMENDMENT TO REAL PROPERTY PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO REAL PROPERTY PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of this 17th day of August, 2021 (the “Effective Date”), by and between VetaNova, Inc. (“Purchaser”) and GrowCo, Inc. (“Seller”).

The Seller and Purchaser agree to the following:

1.	Section 2.01 of the Agreement is changed to read as follows: The purchase price to be paid by Purchaser to Seller for the Property is Five Million (5,000,000) Common Shares, par value $0.0001 of the Company (the “Purchase Price” or “Shares”) and cash of $131,579. The shares will be issued in book entry form no later than December 31, 2021. The cash will be paid no later than December 31, 2022. The cash amount will bear interest at 6% per year from August 17, 2021 until paid.
2.	The Closing Date in Section 5.01 is hereby changed to August 17, 2021.
3.	Section 5.03 of the Agreement is deleted.
4.	All other terms, conditions, and provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first set forth above.

PURCHASER

VetaNova Inc., a Nevada corporation

By:	/s/ John McKowen
John McKowen, President and CEO

SELLER

GrowCo, Inc., a Colorado corporation

By:	/s/ John McKowen
John McKowen, CEO